Exhibit 4.1

Subscription Agreement of Clubhouse Media Group, Inc. Common Stock

This subscription (this “Subscription”) is dated                , 2021, by and between the investor identified on the signature page hereto (the “Investor”) and Clubhouse Media Group, Inc., a Nevada corporation (the “Company”), whereby the parties agree as follows:

1. Subscription

Investor agrees to buy and the Company agrees to sell and issue to Investor such number of shares (the “Shares”) of the Company’s common stock, $0.001 par value per share, as set forth on the signature page hereto, for an aggregate purchase price (the “Purchase Price”) equal to the product of (x) the aggregate number of Shares the Investor has agreed to purchase and (y) the purchase price per share (the “Purchase Price”) as set forth on the signature page hereto. The Purchase Price is set forth on the signature page hereto. The Shares are being offered pursuant to an offering statement on Form 1-A, File No. 024-11447 (the “Offering Statement”). The Offering Statement will have been qualified by the Securities and Exchange Commission (the “Commission”) prior to issuance of any Shares and acceptance of Investor’s subscription. The offering circular (the “Offering Circular”) which forms a part of the Offering Statement, however, is subject to change. A final Offering Circular and/or supplement to Offering Circular will be delivered to the Investor as required by law. The Shares are being offered by Boustead Securities, LLC (the “Placement Agent”) as placement agent on a “best efforts, minimum/maximum” basis. The completion of the purchase and sale of the Shares (the “Closing”) shall take place at a place and time (the “Closing Date”) to be specified by the Company and Placement Agent in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Purchase Price for the Shares shall be paid simultaneously with the execution and delivery to the Company of the signature page of this Subscription Agreement. Subscriber shall deliver a signed copy of this Subscription Agreement, along with payment for the aggregate Purchase Price of the Shares by a check for available funds made payable to “Sutter Securities Clearing, LLC as Agent for the Investors in the Clubhouse Media Group Offering”, by ACH electronic transfer or wire transfer to an account designated by the Company, or by any combination of such methods.

Payment for the Shares shall be received by Sutter Securities Clearing, LLC (the “Deposit Account Agent”) from the undersigned by transfer of immediately available funds, or other means approved by the Company at least two days prior to the closing date, in the amount as set forth on the signature page hereto. Upon satisfaction or waiver of all the conditions to closing set forth in the Placement Agent Agreement and Offering Statement, at the Closing, (i) the Deposit Account Agent shall release such funds to the Company, and (ii) the Company shall cause the Shares to be delivered to the Investor with the delivery of the Shares to be made through the facilities of The Depository Trust Company’s DWAC system in accordance with the instructions set forth on the signature page attached hereto under the heading “DWAC Instructions.”

The Placement Agent and any participating broker dealers (the “Members”) shall confirm, via the selected dealer agreement or master selected dealer agreement that it will comply with Exchange Act Rule 15c2-4. As per Exchange Act Rule 15c2-4 and FINRA Notice to Members Rule 84-7 (the “Rule”), all checks that are accompanied by a subscription agreement will be promptly sent along with the subscription agreements to the escrow account by noon the next business day. In regard to monies being wired from an investor’s bank account, the Members shall request the investors send their wires by the next business day, however, the Company cannot insure the investors will forward their respective monies as per the Rule. In regard to monies being sent from an investor’s account held at the participating broker, the funds will be “promptly transmitted” to the escrow agent following the receipt of a completed subscription document and completed wire instructions by the investor to send funds to the escrow account. Absent unusual circumstances, funds in customer accounts will be transmitted by noon of the next business day. In the event that funds are sent in and the offering does not close for any reason prior to the offering termination date set forth in the final Offering Statement, all funds will be returned to investors promptly in accordance with the escrow agreement terms and applicable law.

2. Certifications, Representations and Warranties

In order to induce the Company to accept this Subscription Agreement for the Shares and as further consideration for such acceptance, the undersigned hereby makes, adopts, confirms and agrees to all of the following covenants, acknowledgments, representations and warranties with the full knowledge that the Company and its affiliates will expressly rely thereon in making a decision to accept or reject this Subscription Agreement:

I understand that to purchase Shares, I must either be an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended, or I must limit my investment in the Shares to a maximum of: (i) 10% of my net worth or annual income, whichever is greater, if I am a natural person; or (ii) 10% of my revenues or net assets, whichever is greater, for my most recently completed fiscal year, if I am a non-natural person.

I understand that if I am a natural person I should determine my net worth for purposes of these representations by calculating the difference between my total assets and total liabilities. I understand this calculation must exclude the value of my primary residence and may exclude any indebtedness secured by my primary residence (up to an amount equal to the value of my primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

I hereby represent and warrant that I meet the qualifications to purchase Shares because:

[ ]	The aggregate purchase price for the Shares I am purchasing in the Offering does not exceed 10% of my net worth or annual income, whichever is greater.

[ ]	I am an accredited investor.

I understand that the Company reserves the right to, in its sole discretion, accept or reject this Subscription, in whole or in part, for any reason whatsoever, and to the extent not accepted, unused funds transmitted herewith shall be returned to the undersigned in full, with any interest accrued thereon.

I have received the Offering Circular.

I am purchasing the Shares for my own account.

I hereby represent and warrant that I am not, and am not acting as an agent, representative, intermediary or nominee for any person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, I have complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56; and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

By making the foregoing representations you have not waived any right of action you may have under federal or state securities law. Any such waiver would be unenforceable. The Company will assert your representations as a defense in any subsequent litigation where such assertion would be relevant. This Subscription Agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of New York without giving effect to the principles of conflict of laws.

3. FINRA Rules 5130 and 5131

This rule states that “restricted persons” are prohibited from participating in Syndicate or new issue offerings. Please review the following definition of a “restricted person” on Schedule A prior to signing this form acknowledging you do not fall into “restricted person” status.

The undersigned hereby represents and warrants as of the date set forth below that:

i.	The undersigned is the holder of the account identified below or is authorized to represent the beneficial holders of the account;
ii.	Neither the undersigned nor any beneficial holder of the account is a “restricted person” as that term is described in FINRA Rule 5130 (described in Schedule A); and
iii.	The undersigned understands FINRA Rule 5130 and the account is eligible to purchase new issues in compliance with such rule.

4. Miscellaneous.

This Subscription Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery by facsimile or via electronic format.

All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and shall be mailed, hand delivered, sent by a recognized overnight courier service such as FedEx, or sent via facsimile and confirmed by letter, to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing:

To the Company: as set forth on the signature page hereto.

To the Investor: as set forth on the signature page hereto.

All notices hereunder shall be effective upon receipt by the party to which it is addressed.

If the foregoing correctly sets forth the parties’ agreement, please confirm this by signing and returning to the Company the duplicate copy of this Subscription Agreement.

[Signature Page Follows]

[Signature Page to Investor Subscription Agreement for Clubhouse Media Group, Inc.]

If the foregoing correctly sets forth the parties’ agreement, please confirm this by signing and returning to us the duplicate copy of this Subscription Agreement.

Number of Shares:___________________________

Purchase Price per Share: $4.00

Aggregate Purchase Price: $____________________

Investor Signature:

___________________________________________

Print Name Above

____________________________________________

Sign Above

If Holder is an Entity, specify name and title below:

Name:______________________________________

Title:_______________________________________

[  ] Check Method of Payment: Check enclosed        or

[  ] Please wire $__________________ from my account held at:________________________________

Account Title:____________________________ ; Account Number:___________________________

To the following instructions:

Deposit Account Agent Name	Sutter Securities Clearing, LLC
Address	6 Venture, Suite 265 Irvine, CA 92618
Routing Number	122242869
Account Number	To Be Provided to Investor
Account Name	Sutter Securities Clearing as Agent for the Investors in Clubhouse Media Group. Inc.
Reference	REF: Clubhouse Media Group – [Investor Name]

Select method of delivery of Shares: DRS or DWAC

DWAC DELIVERY DWAC Instructions:

1.	Name of DTC Participant (broker dealer at which the account or accounts to be credited with the Shares are maintained):

2.	DTC Participant Number:

3.	Name of Account at DTC Participant being credited with the Shares:

4.	Account Number of DTC Participant being credited with the Shares:

Or DRS Electronic Book Entry Delivery Instructions:

Name in which Shares should be issued:

Address:___________________________________; Street__________________________________

City/State/Zip:_________________________________; Attention:_______________________________

Telephone No.:_____________________________________

The foregoing subscription is hereby accepted by the Company:

Clubhouse Media Group, Inc.

By:
Name:
Title:

Address Notice: 3651 Lindell Road, D517, Las Vegas, NV 89103

SCHEDULE A

Rule 5130 defines a “restricted person” as:

a)	FINRA Member Firms or other Broker/Dealers

b)	Broker-Dealer Personnel

●	Any officer, director, General partner, associated person or employee of a member firm or any other Broker/dealer.

●	Any agent of a member firm or any other Broker/dealer that is engaged in the investment banking or securities business

●	Any immediate family member of a person specified above. Immediate family members include a person’s parents, mother-in-law or father-in-law, spouse, brother or sister, brother-in-law or sister-in-law, son-in-law or daughter-in law, and children.

i.	Person that materially supports or receives material support from the immediate family member.

ii.	Person employed by or associated with the member, or an affiliate of the member, selling the new issue to the immediate family member.

iii.	Person that has an ability to control the allocation of the new issue.

c)	Finders and Fiduciaries. With respect to the security being offered, a finder or any person acting in a fiduciary capacity to the managing underwriter, including, but not limited to, attorneys, accountants, and financial consultants; and any immediate family members (or person(s) receiving material support or receives material support from the family member) of a person identified as a Finder or Fiduciary.

d)	Portfolio Managers

a.	Any person who has authority to buy or sell securities for a bank, savings and loan institution, insurance company, investment company, investment advisor, or collective investment account.

b.	Any immediate family member of a person specified under portfolio Managers that materially supports, or receives material support from such person.

e)	Persons Owning a Broker/Dealer

a.	Any person listed, or required to be listed, in Schedule A of a Form BD, except persons identified by ownership of less than 10%.

b.	Any person listed, or required to be listed, in Schedule B of a Form BD, except persons identified by ownership of less than 10%.

c.	Any person listed, or required to be listed, in Schedule C of a Form BD that meets the criteria of (e)(bullet point 1) or (e) (bullet point 2) above.

d.	Any person that directly or indirectly owns 10% or more of a public reporting company listed, or required to be listed, in Schedule B of a Form BD.

e.	Any person that directly or indirectly owns 25% or more of a public reporting company listed, or required to be listed, in Schedule B of a Form BD.

f.	Any immediate family member of a person specified in (5) (bullet points 1-5) unless the person owning the Broker/dealer:

i.	Does not materially support, or receive material support from the immediate family member.

ii.	Is not an owner of the member, or an affiliate of the member, selling the new issue to the immediate family member.

iii.	Has no ability to control the allocation of the new issue.